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                                                                       EXHIBIT 7

                                    RELEASE


     The parties hereto acknowledge that The Michael and Roberta Seedman Revocable Trust will be released from all agreements contained in section 8.01 in the Co-Investment Agreement dated October 31, 1999 among Ripplewood Partners, L.P., WMC Holding Corp., The Michael and Roberta Seedman Revocable Trust, Michael Seedman and Western Mulltiplex Corporation.



June 8, 2000



By:  /s/ Jeffery M. Hendren
     -------------------------------------
      RIPPLEWOOD PARTNERS, L.P.



By:  /s/ Jeffrey M. Hendren
     -------------------------------------
      WMC HOLDING CORP.

By:  /s/ Michael Seedman
     -------------------------------------
      THE MICHAEL AND ROBERTA SEEDMAN
      REVOCABLE TRUST

By:  /s/ Michael Seedman
     -------------------------------------
      MICHAEL SEEDMAN

By:  /s/ Nancy B. Huber
     -------------------------------------
      WESTERN MULTIPLEX CORPORATION